Jurisdiction of
                                                      Incorporation
                                                      ------------------
First Tier Subsidiaries of Registrant:
American Trust Bank, N.A.                             United States
Frankford Bank, N.A.                                  United States
Keystone National Bank                                United States
Mid-State Bank and Trust Company                      Pennsylvania
Northern Central Bank                                 Pennsylvania
Pennsylvania National Bank and Trust Company          United States
Keystone Financial Unlimited                          Pennsylvania
Key Trust Company                                     Pennsylvania
Keystone CDC, Inc.                                    Pennsylvania
Keystone Financial Community Development
  Corporation I, Inc.                                 Pennsylvania
Keystone Financial Life Insurance Company             Arizona
Keystone Investment Services, Inc.                    Delaware
Martindale Andres & Company                           Pennsylvania

Second Tier Subsidiaries of Registrant:
Keystone Financial Leasing Corporation                Pennsylvania
LBCMD Corporation                                     Delaware
Keystone Financial Mortgage Corporation               Pennsylvania
Keystone Brokerage, Inc.                              Pennsylvania
Key Investor Services, Inc.                           Maryland
Key Investor Services, Inc.                           Pennsylvania
Key Investor Services, Inc.                           West Virginia
ATB Holding Company, Inc.                             Delaware
ATB Real Estate Investment Trust, Inc.                Maryland

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